UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): August 17, 2006
Delta Apparel, Inc.
(Exact name of registrant as specified in its charter)
Georgia
(State or Other Jurisdiction
of Incorporation)

1-15583	58-2508794
(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Suite 100, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)
(678) 774-6900
(Registrant’s Telephone Number
Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 17, 2006, Delta Apparel, Inc. (“Delta Apparel”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Fun-Tees, Inc. (“Seller”) and Henry T. Howe, James C. Poag, Jr., Beverly H. Poag, Lewis G. Reid, Jr., Kurt R. Rawald, Larry L. Martin, Jr., Julius D. Cline and Marcus F. Weibel, each of whom is a shareholder of Fun-Tees, pursuant to which Delta Apparel purchased substantially all of the assets of Seller and its business of designing, manufacturing, marketing, and selling private labeled knitted custom t-shirts (the “Acquisition”). The closing of the purchase (the “Closing”) is expected to occur on October 2, 2006 or at such other date as the parties agree, subject to the satisfaction of various closing conditions.
     The aggregate consideration to be paid to Seller at Closing for substantially all of the assets of Seller will consist of a cash payment of $20 million, subject to certain post-closing adjustments, including an adjustment based on the actual working capital purchased. The agreement can be terminated under various circumstances, including, among others, by Delta Apparel if it is unable to obtain financing satisfactory to it and by either party if the transaction fails to close by October 31, 2006.
     Prior to the Acquisition, there were no material relationships between Delta Apparel or its affiliates, on the one hand, and Seller, or the shareholders of Seller party to the Asset Purchase Agreement, on the other hand. In connection with the Closing of the Acquisition, Delta Apparel expects to enter into employment agreements with certain of the shareholders of Seller party to the Asset Purchase Agreement.
     A copy of the Asset Purchase Agreement is attached as Exhibit 2.1. A press release, issued on August 18, 2006, announcing the Asset Purchase Agreement, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement dated as of August 17, 2006 among Delta Apparel, Inc., Fun-Tees, Inc., and certain shareholders of Fun-Tees, Inc., party thereto

* Certain schedules to Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. Delta Apparel, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

99.1	Press release with respect to the Asset Purchase Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.
Date: August 21, 2006	/s/ Deborah H. Merrill
Deborah H. Merrill
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement dated as of August 17, 2006 among Delta Apparel, Inc., Fun-Tees, Inc., and certain shareholders of Fun-Tees, Inc., party thereto

* Certain schedules to Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. Delta Apparel, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

99.1	Press release with respect to the Asset Purchase Agreement